Exhibit 99.2

A.D.A.M., INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

June 30, 2006

A.D.A.M., INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

JUNE 30, 2006

(in thousands, except share data)

	Historical ADAM, Inc	Pro Forma Adjustments		Pro Forma Combined

Assets
Current assets
Cash and cash equivalents	$5,148	$(5,901	)(1)
		900	(2)
		(1,339	)(2)	$(1,192)
Short term investments	6,776	—		6,776
Accounts receivable, net	2,646	1,225	(2)	3,871
Inventories	76	—		76
Prepaids and other current assets	366	3,164	(2)	3,530
Deferred financing costs	—	367	(2)	367
Deferred tax asset	221	(221	)(2)	—
Total current assets	15,233	(1,805)		13,428
Property and equipment, net	241	549	(2)	790
Intangible and other assets, net	934	9,300	(2)	10,234
Goodwill	2,043	29,200	(2)	31,243
Other assets	44	157	(2)	201
Deferred financing costs	—	972	(2)	972
Deferred tax asset, net of current portion	5,279	(3,248	)(2)	2,031
Total assets	$23,774	$35,125		$58,899

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payables and accrued expenses	$854	$2,238	(2)	$3,092
Deferred revenue	3,723	1,584	(2)	5,307
Deferred tax liability	—	65	(2)	65
Current portion of capital lease obligations		137	(2)	137
Current portion of long term debt	21	1,500	(2)	1,521
Total current liabilities	4,598	5,524		10,122

Capital lease obligations, net of current portion	7	154	(2)	161
Deferred rent payable	—	1,364	(2)	1,364
Security deposit	—	83	(2)	83
Note payable	—	25,000	(1)	25,000
Total liabilities	4,605	32,125		36,730

Commitments and contingencies
Shareholders’ equity
Common stock	87	5	(1)	92
Treasury stock, at cost, 269,759 shares	(1,088)	—		(1,088)
Additional paid-in capital	50,691	2,995	(1)	53,686
Unrealized loss on investments	(8)	—		(8)
Accumulated deficit	(30,513)	—		(30,513)
Total shareholders’ equity	19,169	3,000		22,169

Total liabilities and shareholders’ equity	$23,774	$35,125		$58,899

A.D.A.M., INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006

(in thousands, except per share data)

	Historical ADAM, Inc.	Historical Online Benefits, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues, net	$5,197	$6,670	$—		$11,867

Cost of Revenue:
Cost of revenue	620	1,049	—		1,669
Cost of revenue — amortization	377	39	—		416
Total cost of revenue	997	1,088	—		2,085
Gross profit	4,200	5,582	—		9,782

Operating Expenses:
Product and content development	710	1,912	—		2,622
Sales and marketing	889	1,311	—		2,200
General and administrative	1,125	1,289	372	(9)	2,786
Depreciation and amortization	75	133	376	(4)
			(75	)(5)	509
Total operating expenses	2,799	4,645	673		8,117

Operating income	1,401	937	(673)		1,665

Other (Income) Expense:
Interest (income) expense, net	(278)	1,713	183	(3)
			(1,535	)(6)
			187	(7)
			1,139	(8)	1,409
	(278)	1,713	(26)		1,409

Net income (loss)	$1,679	$(776)	$(647)		$256
Basic net income per common share	$0.20				$0.03
Basic weighted average number of common shares outstanding	8,430				8,959
Diluted net income per common share	$0.17				$0.03
Diluted weighted average number of common shares outstanding	9,755				10,284

A.D.A.M., INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share data)

	Historical ADAM, Inc.	Historical Online Benefits, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues, net	$10,054	$13,116	$—		$23,170

Cost of Revenue:
Cost of revenue	1,354	2,123	—		3,477
Cost of revenue — amortization	709	133	—		842
Total cost of revenue	2,063	2,256	—		4,319
Gross profit	7,991	10,860	—		18,851

Operating Expenses:
Product and content development	1,456	3,014	—		4,470
Sales and marketing	1,965	2,450	—		4,415
General and administrative	2,140	3,534	745	(9)	6,419
Depreciation and amortization	184	331	754	(4)
			(150	)(5)	1,119
Total operating expenses	5,745	9,329	1,349		16,423

Operating income	2,246	1,531	(1,349)		2,428

Other (Income) Expense:
Interest (income) expense, net	644	3,675	(3,288	)(6)
			366	(3)
			293	(7)
			2,278	(8)	3,968
Other (income)	—	277	—		277
	644	3,952	(351)		4,245

Income (loss) before income taxes	1,602	(2,421)	(998)		(1,817)
Income Tax (Benefit) Expense	(5,460)	—	—		(5,460)
Net income (loss)	$7,062	$(2,421)	$(998)		$3,643
Basic net income per common share	$0.87				$0.42
Basic weighted average number of common shares outstanding	8,108				8,637
Diluted net income per common share	$0.75				$0.36
Diluted weighted average number of common shares outstanding	9,468				9,997

A.D.A.M., INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS
JUNE 30, 2006

Note A.  General

On August 14, 2006, A.D.A.M., Inc. (ADAM) acquired all of the outstanding capital stock of Online Benefits, Inc. and Subsidiaries (OBI) from the shareholders thereof, for an aggregate purchase price of $32.5 million, which is comprised of $28 million in cash, $1.5 million assumed debt from OBI, and 529,100 shares of the Company’s common stock having a value of $3 million, pursuant to the Agreement and Plan of Merger dated as of August 14, 2006.

In connection with this acquisition, the Company entered into a credit agreement (Credit Agreement) with CapitalSource Finance LLC (Lender), which provides for the following:

Description	Terms
$2.0 million revolver

Principal repayable in full in August 2011; interest at LIBOR plus 4% or the prime rate plus 2.75%, payable quarterly in arrears; revolver unused facility fee of 0.5% per annum of the average daily balance of the unused portion, payable monthly in arrears

$20.0 million term loan

Principal repayable in quarterly installments of varying amounts ($1.0 million from December 2007 through September 2008, $1.25 million through September 2010, and $1.5 million through June 2011), interest same as revolver; prepayment premium of either 2% (prior to first anniversary) or 1% (between first and second anniversary) of prepaid amount

$5.0 million convertible note

Principal repayable in full in August 2011; interest at LIBOR plus 2.5% or the prime rate plus 1.25%, payable quarterly in arrears; prepayment premium same as term loan; all or any portion of the principal balance is convertible at the option of the Lender into 785,279 shares of common stock of the Company

In connection with the Credit Agreement, the Company entered into a Conversion and Registration Rights Agreement dated as of August 14, 2006 (Conversion Agreement) which specifies terms applicable to the conversion of the convertible note and provides the Lender with certain registration rights with respect to the shares issuable on conversion of the convertible note.

In addition to the above terms, there is a provision for a prepayment of 50% Excess Cash Flow, as defined in the Credit Agreement.  The Credit Agreement is secured by (i) a first lien on all existing and future tangible and intangible assets and personal property and equity stock of the Company and any existing and future subsidiaries, and (ii) a pledge of 100% of the Company’s subsidiaries’ capital stock. The Credit Agreement contains other customary financial covenants.

The historical financial information, included here in the unaudited pro forma condensed combined consolidated financial statements, was derived from the respective historical financial statements of ADAM and OBI.  Certain line items of OBI were reclassified to conform to ADAM’s presentation.  The accompanying unaudited pro forma balance sheet as of June 30, 2006 is presented for illustrative purposes assuming the acquisition occurred on June 30, 2006.  The accompanying unaudited pro forma statements of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005 is presented for illustrative purposes assuming the acquisition occurred as of January 1, 2006 and 2005, respectively.

The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have actually occurred if the acquisition had been completed as of that date, or of future results of operation of the combined company.  The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both ADAM and OBI.

The allocation of the purchase price consideration paid at closing to the assets acquired and liabilities assumed included in the pro forma condensed combined financial information was based upon estimates of the fair market value of the acquired assets and assumed liabilities in accordance with FAS 141. The fair values assigned to the intangibles acquired were formulated based on an independent third-party valuation.

The purchase price of the acquisition is set forth below (in thousands):

Debt assumed	$1,500
Issuance of common stock	3,000
Cash paid	28,000
Total consideration paid to sellers	32,500
Additional cash paid for transaction costs	1,401
Total purchase price	$33,901

The estimate of the fair value of the assets acquired and liabilities assumed as set forth below (in thousands):

Assets acquired:
Current assets	$5,289
Property and equipment	549
Intangible asset – customer list	8,800
Intangible asset – technology	500
Long-term assets	157
Total assets acquired	15,295

Liabilities assumed:
Current liabilities	(5,459)
Non-current liabilities	(1,601)
Deferred income tax liabilities	(3,534)
Total liabilities assumed	(10,594)
Net assets acquired	4,701

Costs in excess of net assets acquired (recorded goodwill)	29,200
Total fair value of net assets acquired and goodwill	$33,901

The results of operations of OBI will be consolidated with the results of operations of ADAM for all periods subsequent to the acquisition date of August 14, 2006.

Note B.  Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

The accompanying unaudited pro forma condensed combined consolidated balance sheet assumes the acquisition occurred as of June 30, 2006 and reflects the following pro forma adjustments:

(1)    To record the cost of acquisition for OBI from $20.0 million of term note issued, $5.0 million of proceeds of convertible note, the issuance of 529,100 shares of the Company’s common stock valued at $3.0 million, $4.5 million of cash paid at closing to the sellers, and $1.4 million in transaction costs.

(2)    To record the estimate of the fair value of the assets acquired and liabilities assumed as set forth below (in thousands):

Assets acquired:
Current assets	$5,289
Property and equipment	549
Intangible asset – customer list	8,800
Intangible asset – technology	500
Long-term assets	157
Total assets acquired	15,295

Liabilities assumed:
Current liabilities	(5,459)
Non-current liabilities	(1,601)
Deferred income tax liabilities	(3,534)
Total liabilities assumed	(10,594)
Net assets acquired	4,701

Costs in excess of net assets acquired (recorded goodwill)	29,200
Total fair value of net assets acquired and goodwill	$33,901

Deferred financing costs recorded by the Company related to obtaining financing for the acquisition were $1.3 million.

Note C.  Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

The accompanying unaudited pro forma condensed combined consolidated statements of operations have been prepared assuming the acquisition occurred as of January 1, 2006 and 2005, respectively and reflects the following pro forma adjustments:

(3)            To record amortization of deferred financing fees over the terms of the term notes.

(4)            To record amortization of intangible assets resulting from the allocation of the cost of acquisition.  The acquired intangibles are being amortized on a straight-line basis over 15 years for customer lists and 3 years for developed technology.

(5)            To reverse amortization of intangible asset - customer list that was being amortized on OBI’s historical financial statements and revalued in purchase accounting.

(6)            To record the elimination of preferred interest expense related to preferred stock debt.

(7)          To record the reduction of interest income related to ADAM’s investments on the cash used at closing for the acquisition.

(8)          To record the additional interest expense related to the issuance of the term loan in the amount of $20 million with interest calculated at Libor + 4% and issuance of $5 million of convertible notes with interest calculated at Libor + 2.5%.

(9)          To record stock-based compensation expense related to options issued at closing to employees.